Exhibit 10.2

AMENDMENT No. 4 to the
PATENT AND TECHNOLOGY LICENSE AGREEMENT of July 26, 2010;
the AMENDMENT NO. 1 of December 2, 2011; the AMENDMENT NO. 2 of  April 5,
2012; and the AMENDMENT No. 3 of December 17, 2012

This fourth amendment to the Patent and Technology License Agreement of July 26, 2010 (“Agreement”) as amended by Amendment No.1 of December 2, 2011; Amendment No. 2 of April 5, 2012; and Amendment No. 3 of December 17, 2012 (“Previous Amendments”) is by and between Quick-Med Technologies, Inc., a Nevada corporation having offices at 902 NW Fourth Street, Gainesville, Florida 32601 (“QMT”) and Viridis BioPharma Pvt. Ltd., an India corporation having offices at 6/10 Jogani Industrial Complex, V.N. Purav Marg, Chunabatti, Mumbai – 400022 India (“VIRIDIS”) (each singularly a “Party” and collectively the “Parties”).

WHEREAS, the Parties agree to amend the Patent and Technology License Agreement of July 26, 2010, as amended by the Previous Amendments, to extend the Initial Term provided for under section 11.1.

NOW, THEREFORE, as provided in section 13.7 of the Agreement, in consideration of the premises and the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree that section 11.1 of the Agreement as amended by the Previous Amendments is hereby further amended, retroactive to the Effective Date of the Agreement, to read as follows.

All other sections of the Agreement as amended by the Previous Amendments remain in force as previously stated.

11. Term and Termination.

11.1 Term. Unless terminated sooner as provided in this Section 11, the Initial Term of this Agreement shall extend from the Effective Date of July 26, 2010 for a period equal to four (4) years from the Effective Date (the “Initial Term”); provided, however, that the Initial Term shall further extend to March 31, 2018, in the event that by June 30, 2013 VIRIDIS shall have achieved a First Commercial Sale of a NIMBUS gauze product, in the field in the Territory.  The Parties agree to share and discuss market information during the term, to consider mutually acceptable performance requirements for a follow-on agreement, and to negotiate in good faith an extension or follow-on agreement at or before the expiration of the Initial Term. If the parties are unable to reach agreement and execute a mutually satisfactory follow-on agreement at or before the expiration of the Initial Term, a one (1) year extension will be granted solely for the purpose of servicing VIRIDIS’ existing customers at the time of the expiration of the Initial Term.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives as of July 26, 2010.

VIRIDIS BIOPHARMA PVT.LTD

By:

Date:

QUICK-MED TECHNOLOGIES, INC.

By:
Bernd Liesenfeld
President

Date: